U.S. SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                  Date of Report: May 29, 1997


                 ARXA INTERNATIONAL ENERGY, INC.
     (Exact name of registrant as specified in its charter)


                            DELAWARE
         (State or other jurisdiction of incorporation)


     2-99565                          13-3784149
(Commission File No.)                (IRS Employer
                                   Identification No.)


1331 Lamar, Suite 1375
Houston, Texas                                            77010
(Address of principal executive offices)                (Zip code)


Registrant's telephone number, including area code: (713) 652-2792

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Item 5.  Other Events

     Effective April 21, 1997, the Company issued options to purchase an aggregate of 1,000,000 shares of its common stock in favor of Anchor Capital Management, Ltd. ("Anchor"), a corporation organized under the laws of the Turks & Caicos Islands, with its principal place of business located at Suite D18, Market Place, Providenciales, Turks and Caicos Islands, B.W.I. The Company has relied upon the exemption from registration provided under Regulation S, as promulgated under the Securities Act of 1933, as amended, in issuing said options, as well as in expectation of Anchor exercising all or any portion of its options.

     In consideration for the issuance of the stock options referenced above, the Company received consideration totalling
$50,000 (US). The exercise price of each option was established at $0.70 per share.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ARXA INTERNATIONAL ENERGY, INC.



                                   By:  s/William Bippus
                                      William Bippus,
                                      President

Dated:  May 29, 1997